SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 19, 2003


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                  1-04721                   48-0457967
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                        Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                  66251
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (913) 624-3000



          (Former name or former address, if changed since last report)


                  P. O. Box 11315, Kansas City, Missouri 64112
                (Mailing address of principal executive offices)

Item 5.  Other Events.

     1) Settlement of Shareholder Litigation. On March 19, 2003, the registrant ("Sprint") announced a settlement, subject to court approval, of the securities class-action and derivative lawsuits relating to the failed merger with WorldCom. The press release was as follows:

Sprint Settles Shareholder Litigation

OVERLAND PARK, Kan. - March 19, 2003 - Sprint (NYSE: FON, PCS) today announced a settlement, subject to court approval, of the securities class-action and derivative lawsuits relating to the failed merger with WorldCom. The settlement does not reflect any admission of liability by the company or its directors and officers, and there has been no finding of any violation of federal securities laws.

The securities class action litigation is pending in federal district court in Kansas as In re Sprint Corporation Securities Litigation, Master File No. 01-4080- DES. The derivative case is pending in state court in Jackson County, Mo., as Amalgamated Bank v.LeMay, Case No. 00 CV 230077.

In the settlement of the securities class action, Sprint agreed to pay $50 million, most of which should be covered by insurance. Sprint and its insurance carriers are currently in litigation over which year's insurance policies apply to the claim. Sprint intends to record a charge in the first quarter for the entire settlement less undisputed insurance coverage amounts.

The settlement in the derivative action will include the adoption of enhancements to the Company's corporate governance policies and practices; an agreement by current board members and senior management to certain restrictions on options, or any stock obtained through the exercise of options accelerated by the shareholder approval of the WorldCom merger; and the payment of plaintiff's attorneys' fees in the form of 250,000 FON shares and 500,000 PCS shares, which have a combined value of about $5 million. The corporate enhancements agreed to in this settlement, along with others adopted by Sprint's board and being announced today, will put Sprint in the forefront of best governance practices. William T. Esrey, Sprint's chairman, said, "We are pleased to have this matter settled. We can now put the distraction and expense of this litigation behind us."

About Sprint Sprint is a global communications company serving more than 26 million business and residential customers in over 70 countries. With approximately 72,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local voice and data services in 18 states and operates the largest 100-percent digital, nationwide PCS wireless network in the United States.

     2) Sprint Strengthens its Corporate Governance. On March 19, 2003, Sprint also announced enhancements to its corporate governance practices. The press release was as follows:

Sprint Strengthens its Corporate Governance
Actions consistent with company's commitment to be at forefront of best practices in corporate governance

OVERLAND PARK, Kan. - March 19, 2003 - Sprint (NYSE: FON, PCS) today announced enhancements to its corporate governance practices and strengthened functioning of its board of directors in order to better serve the long-term interests of its shareholders, employees and other stakeholders.

The actions, which were unanimously approved by Sprint's board of directors, are consistent with the company's commitment to be at the forefront of "best practices" in corporate governance. The enhancements, some of which have already been implemented and many others that are effective immediately, are consistent with requirements of the Sarbanes-Oxley legislation, the proposed New York Stock Exchange corporate governance standards, as well as Sprint's own intent to be at the leading edge of good governance practices.

"Both the board and the management of Sprint are committed to adhering to the highest corporate governance standards and to strengthening the oversight role of the board. I am pleased to take on the role of lead independent director and am confident that the steps we have announced today not only demonstrate our commitment to being a leader in corporate governance but also make Sprint an even stronger company," said Irvine O. Hockaday Jr.

"Since the summer of 2002, our newly formed Nominating and Corporate Governance Committee has been designing a comprehensive set of corporate governance initiatives and focused on how we can enhance our existing policies and procedures. The changes that we have already made since last summer and the other enhancements to Sprint's existing corporate governance policies and practices that we are implementing today have all been unanimously approved by the board and they ensure that the company is among the leaders in the best practices of governance in corporate America. The changes also incorporate corporate governance enhancements agreed to in settlement of litigation relating to the failed merger with WorldCom. The board views this committee's work to be on-going, and we will continue to study other governance concepts and not hesitate to institute further enhancements in our governance if warranted," said Linda Koch Lorimer, chairperson of the board's Nominating and Governance committee.

The company will make details regarding these initiatives available on its Web site at www.sprint.com.

As part of the corporate governance enhancements, the company will request shareholder approval to eliminate three-year staggered terms in the company's 2003 proxy statement. This decision prompted the board to delay the company's annual shareholder meeting until May 13, 2003, to provide for the required review time of the proxy statement by the Securities and Exchange Commission. The Board also adopted a policy, starting with respect to tax years after 2002, which prohibits Sprint's independent auditors from providing professional services to certain officers.

Among the other actions that the company either has already implemented or has adopted today include:

o Creation of a new position, the lead independent director, which will be held by Mr. Hockaday. In this position, Mr. Hockaday will serve as the primary interface between the outside directors, chairman and CEO of Sprint. The lead independent director will also chair meetings of the outside directors.
o The creation, in August, 2002, of a nominating and governance committee comprised of three independent directors, Ms. Lorimer, Mr. Hockaday and Stewart Turley. Ms. Lorimer is chairperson of this committee.
o Adoption of strict independence standards for directors, and a goal to have two-thirds of the board consist of independent directors by the 2004 Annual Meeting of Shareholders.
o Adoption of a revised audit committee charter that is consistent with the Sarbanes-Oxley Act and the proposed New York Stock Exchange corporate governance standards.
o Adoption of a policy to expense all stock options issued by the company on or after January 1, 2003.
o Establishment of term limits for the outside directors and limits on the number of other public company boards on which Sprint directors can serve
o Formalization of the existing practice of regular meeting of outside directors
o Approval of a revised code of ethics, The Sprint Principles of Business Conduct, which applies to all employees and directors of Sprint and its subsidiaries and complies with the Sarbanes-Oxley Act and proposed NYSE corporate governance standards.

About Sprint
Sprint is a global communications company serving more than 26 million business and residential customers in over 70 countries. With approximately 72,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local voice and data services in 18 states and operates the largest 100-percent digital, nationwide PCS wireless network in the United States.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SPRINT CORPORATION


Date: March 19, 2003               By:  /s/ Michael T. Hyde
                                   Michael T. Hyde
                                   Assistant Secretary